Exhibit 99.1

DatChat Enters Metaverse Development Joint Venture with MetaBizz

Gianfranco Lopane Appointed President of SmarterVerse, Inc. Subsidiary

NEW BRUNSWICK, N.J., July 26, 2022 -- DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a blockchain-enabled cybersecurity, metaverse advertising platform and social media company, today announced that its wholly-owned subsidiary, SmarterVerse, Inc., has entered into a joint venture with MetaBizz to develop an all-new metaverse named “The Habytat”.

The Habytat will be a mobile-based social networking metaverse that will use DatChat’s Dynamic Content NFT’s, patented blockchain digital rights management, and micro blockchain technology to create a new social networking and commercial metaverse. The Habytat will democratize ownership in the metaverse by making land obtainable for almost anyone.

“We believe that the metaverse should be a shared virtual space that is interactive, immersive and hyper-realistic, and while it initially presents those characteristics, we are quickly noticing users only participate if they own property,” said DatChat’s CEO, Darin Myman. “There is currently a land grab occurring for metaverse property, which we think has hindered widespread adoption. I believe The Habytat will be at the forefront of a solution that will allow more people to have an ownership stake in the metaverse, and which will create further growth opportunities.”

The joint venture will be led by Gianfranco Lopane, who is currently the Head of Business Development at DatChat. Pursuant to the terms of the joint venture, DatChat will initially own 60% of the joint venture and MetaBizz will own 40%. Additionally, MetaBizz will contribute over twenty engineers and designers based in both North and South America. A video preview of The Habytat can be viewed on smarterverse.com or metabizz.io.

To learn more about The Habytat please visit smarterverse.com or Habytat.io

About DatChat, Inc.

DatChat Inc. is a blockchain-enabled cybersecurity, metaverse advertising platform and social media Company. DatChat’s Messenger & Private Social Network via application presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The Company’s patented technology offers users a traditional texting experience while providing control and security for their messages. The Company continues to innovate and implement strategic initiatives to increase the adoption of blockchain technology and advance its Social Network+ and Metaverse initiatives. For more information, please visit datchat.com.

About Metabizz

Metabizz is a company focused on devising, creating, and developing 4D experiences in the metaverse to provide solutions, business opportunities, and a safe space for social interaction with the mission to enhance human life. We understood the transformation that society is experiencing and turned it in our favor by creating the first world in the metaverse that aims to provide people tools to self-actualize and generate wealth.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations contact:

Alex Thompson

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com

Press contact:

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com